UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SP FUNDS Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 South International Parkway, Lake Mary, FL	32746
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share of: SP Funds S&P Global Technology ETF SP Funds S&P World ETF	NYSE Arca, Inc.	93-4280833 93-4145389

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-274015

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of SP Funds S&P Global Technology ETF and SP Funds S&P World ETF, each a series of SP Funds Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-274015; 811-23893) filed on November 14, 2023, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1.	The Trust’s Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-274015; 811-23893), as filed with the Securities and Exchange Commission on November 14, 2023.

2.	The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-274015; 811-23893), as filed with the Securities and Exchange Commission on November 14, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SP Funds Trust

Date: November 15, 2023	By:	/s//s/ Irfan Chaudhry
Irfan Chaudhry
President and Principal Executive Officer

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